As filed with the Securities and Exchange Commission on November 8, 1994

                                    Registration No. 33-
=============================================================================

                             Securities and Exchange Commission
                                    Washington, D.C. 20549

                                        ---------------

                                          Form S-8

                     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                        ---------------

                                CONCURRENT COMPUTER CORPORATION
                    (Exact name of registrant as specified in its charter)

         Delaware                                            04-2735766
(State or other jurisdiction of                           (I.R.S. employer
 incorporation or organization)                         identification number)

                                        ---------------

                                      Two Crescent Place
                                      Oceanport, NJ 07757
                                        (908) 870-4500
                            (Address of principal executive offices)

                               1991 Restated Stock Option Plan
                                  (Full title of the plans)

                                        Kevin J. Dell
                                        Vice President
                                 General Counsel and Secretary
                                Concurrent Computer Corporation
                                      Two Crescent Place
                                      Oceanport, NJ 07757
                            (Name and address of agent for service)

                                         (908) 870-4500
                  (Telephone number, including area code, or agent for service)

                                       ----------------


                               CALCULATION OF REGISTRATION FEE


======================================================================================================

Title of each class                        Proposed              Proposed maximum
of securities to be        Amount to be    maximum offering      aggregate             Amount of
registered                 registered(1)   price per share (2)   offering price (2)    registration fee


Common Stock issuable
Pursuant to 1991 Restated
Stock Option Plan           850,000           $1.71875              $1,460,938            $504


==========================================================================================================


(1) Pursuant to Rule 429, the prospectus relating hereto also relate to shares previously registered under Form S-8
    Registration Statements No. 33-27017, 33-46385, 33-54698
    and 33-54605.

(2) Pursuant to Rule 457(h) estimated on the basis of the average of the closing bid and asked price of the Common Stock on November 2, 1994.



         This registration statement relates to the registration of additional securities of the same class as other securities for which a registration filed on this form relating to the 1991 Restated Stock Option Plan referenced is effective (No. 33-54605). The contents of Registration Statement No. 33-54605 are hereby incorporated by reference.

                          Signatures

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oceanport, New Jersey on November 3, 1994.

                                Concurrent Computer Corporation

                                By:  /s/ Kevin J. Dell
                                   -----------------------
                                    Kevin J. Dell
                                    Vice President
                                    General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated below:

        Name                  Capacity
        ----                  --------

/s/ John T. Stihl          Chairman of the Board, President
John T. Stihl               and Chief Executive Officer

/s/ Roger J. Mason         Vice President, Finance and Treasurer
Roger J. Mason              Chief Financial Officer and Chief
                            Accounting Officer

/s/ Michael A. Brunner     Director
Michael A. Brunner

/s/ Kevin N. Clowe         Director
Kevin N. Clowe

/s/ C. Forbes Dewey        Director
C. Forbes Dewey

/s/ Morton E. Handel       Director
Morton E. Handel

/s/ Richard P. Rifenburgh  Director
Richard P. Rifenburgh

/s/ Robert R. Sparacino    Director
Robert R. Sparacino


Date:  November 3, 1994

                   Exhibit Index


                                                    Sequentially
Exhibit No.  Description                            Numbered Page

   5.1       Opinion of Kevin J. Dell as to the
             legality of the securities being
             registered

  24.1       Consent of Coopers & Lybrand L.L.P.

  24.2       Consent of Kevin J. Dell (contained
             in Exhibit 5.1)

Concurrent Computer Corporation
2 Crescent Place
Oceanport, New Jersey 07757


      Re:  Registration Statement on Form S-8


Ladies and Gentlemen:


      I am the General Counsel of Concurrent Computer Corporation, a Delaware corporation (the "Company"), and have acted as such in connection with the preparation and filing of a registration statement on Form S-8 with the Securities and Exchange Commission (the "Registration Statement") for the proposed offering of an aggregate of 850,000 shares (the "Shares") of Common Stock ("Common Stock"), par value $0.01 per share, reserved for issuance pursuant to the terms of the Company's 1991 Restated Stock Option Plan (the "Plan").

      In so acting, I have examined (originals or copies thereof, certified or otherwise identified to my satisfaction) such documents, corporate records, certificates of public officials and of officers of the Company and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable to enable me to render the opinions expressed herein.

      Based on the foregoing, I am of the opinion that:

      1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      2. The Shares being sold pursuant to the Plan have been duly authorized and, upon issuance in accordance with the provisions of the Plan, will be legally and validly issued, fully paid and non-assessable.

      Please be advised that I am admitted to practice law in the States of New York and New Jersey and am familiar with the General Corporation Law of the State of Delaware and do not purport to be an expert in, and express no opinion herein concerning, any law other than the laws of the States of New York and New Jersey, the Federal law of the United States of America and the General Corporation Law of the State of Delaware.


      I consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me in the Registration Statement.

                              Sincerely,

                              /s/ Kevin J. Dell
                              Vice President
                              General Counsel and Secretary
                              Concurrent Computer Corporation

               CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in the registration statement of Concurrent Computer Corporation (the "Company") on Form S-8
(File No. 33-       ) of our report dated August 19, 1994, on our audits
of the consolidated financial statements and financial statement schedules of Concurrent Computer Corporation as of June 30, 1994 and 1993, and for the three years in the period ended June 30, 1994, which report is included in the Company's Annual Report on Form 10-K and which is incorporated by reference in this registration statement by the incorporation by reference of the registration statement on Form S-8 (File No. 33-54698).


                              /s/ Coopers & Lybrand L.L.P.


Parsippany, New Jersey
November 8, 1994

                              November 8, 1994



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


      Re:  Concurrent Computer Corporation
           Registration Statement on Form S-8
           ----------------------------------


Dear Sirs:

      On behalf of Concurrent Computer Corporation (the
"Company"), we are filing by means of the EDGAR system a Registration Statement on Form S-8 relating to 850,000 shares of the Company's common stock which are being registered for issuance under the Company's 1991 Restated Stock Option Plan.

      Please call me if you should have any questions relating to this filing.


                              Sincerely,

                              /s/ Kevin J. Dell
                              Vice President
                              General Counsel and Secretary
                              Concurrent Computer Corporation